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FOR IMMEDIATE RELEASE


REVLON ANNOUNCES COMMENCEMENT OF BOND TENDER OFFERS, AS PART OF A COMPREHENSIVE
   DEBT REFINANCING DESIGNED TO LOWER ANNUAL INTEREST EXPENSE AND EXTEND DEBT
                                   MATURITIES

   Cash Tender Offers Commenced for 12% Senior Secured Notes Due 2005, 8 1/8%
              Senior Notes Due 2006, and 9% Senior Notes Due 2006

NEW YORK, April 19, 2004 - Revlon, Inc. (NYSE: REV) today announced that, on April 16, 2004, it commenced bond tender offers, as part of a comprehensive debt refinancing designed to lower the Company's annual interest expense and extend the maturities of much of its debt. The announcement comes on the heels of Revlon's exchange offers, consummated last month, which reduced the Company's debt and increased its common equity by over $800 million.

The Company indicated that its wholly-owned subsidiary, Revlon Consumer Products Corporation (RCPC), commenced cash tender offers to purchase approximately $555 million of its notes, consisting of any and all of the $363.0 million aggregate principal amount outstanding of its 12% Senior Secured Notes due 2005, any and all of the $116.2 million aggregate principal amount outstanding of its 8 1/8% Senior Notes due 2006, and any and all of the $75.5 million aggregate principal amount outstanding of its 9% Senior Notes due 2006.

In connection with and as a condition to the tender offers, RCPC expects to enter into a new credit facility with a consortium of banks, which will replace its existing credit facility. The new credit facility is expected to be executed concurrently with the consummation of the tender offers, and it is expected that a portion of the amounts borrowed will be used to purchase notes validly tendered and not withdrawn and to repay the existing credit facility. RCPC currently expects that the new credit facility will be for an aggregate amount of approximately $680 million and that it will replace its existing credit facility of approximately $312 million. The new facility is expected to be comprised of a term loan and a multi-currency revolving credit facility.

In addition, concurrently with and as a condition to the consummation of the tender offers, RCPC expects to issue approximately $400 million aggregate principal amount of new senior unsecured debt, subject to market and other customary conditions. A portion of the net proceeds received by RCPC from the new debt issuance, together with borrowings under the new credit facility, will be used by RCPC to purchase notes validly tendered and not withdrawn in the tender offers, to repay amounts outstanding under the old credit facility and to pay fees and expenses.




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In connection with the offer to purchase the 12% Senior Secured Notes, RCPC is soliciting consents from the holders of the 12% Senior Secured Notes for certain proposed amendments which would eliminate substantially all of the restrictive covenants contained in the indenture governing such notes and release the guarantees of RCPC's obligations, and the collateral securing the obligations of RCPC and the guarantors, under the indenture.

Consummation of the tender offers and consent solicitation (in the case of the 12% Senior Secured Notes) are subject to various conditions (as described in the pertinent offering materials), including but not limited to, RCPC's entering into the new credit facility, the consummation of the new notes issuance and RCPC's obtaining the required consents in the consent solicitation.

The tender offers and consent solicitation (in the case of the 12% Senior Secured Notes) will expire at 3:00 p.m. EDT on May 14, 2004, unless extended. Holders of the 12% Senior Secured Notes have certain withdrawal rights, as described in the offering materials.

Following the consummation of the tender offers, Revlon indicated that RCPC intends to redeem any 8 1/8% Senior Notes, 9% Senior Notes and 12% Senior Secured Notes that remain outstanding following the consummation of the offers to purchase. If called for redemption, the notes will be called at the redemption prices set forth in the applicable indenture. This press release does not constitute a call for redemption.


              CASH CONSIDERATION AND OTHER DETAILS OF TENDER OFFERS

The cash consideration offered by RCPC in the offer to purchase the 12% Senior Secured Notes will be calculated on the second business day before the tender offer expires using a yield equal to a fixed spread (75 basis points) plus the yield to maturity of the 1.875% U.S. Treasury note due November 30, 2005, plus accrued and unpaid interest. The consideration for the 12% Senior Secured Notes includes a consent payment equal to 2.0% of the principal amount of each note tendered. Holders of the 12% Senior Secured Notes who validly tender, and do not withdraw, their notes pursuant to the tender offer prior to 5:00 p.m. EDT on April 29, 2004 will receive the consent payment.

The cash consideration offered by RCPC in the offers to purchase the 8 1/8% Senior Notes is 101.604% of the aggregate principal amount of the notes (the applicable redemption price until February 1, 2005 under the indenture governing the 8 1/8% Senior Notes, plus 25 basis points), and 103.25% of the aggregate principal amount of the 9% Senior Notes (the applicable redemption price until November 1, 2004 under the indenture governing the 9% Senior Notes, plus 25 basis points), plus in each case accrued and unpaid interest.




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The detailed terms and conditions of the tender offers and consent solicitation are contained in the Offer to Purchase for Cash and Consent Solicitation Statement dated April 16, 2004 relating to the 12% Senior Secured Notes and the Offers to Purchase for Cash Statement dated April 16, 2004 relating to the 8 1/8% Senior Notes and the 9% Senior Notes (together, the "Offer Documents").

Holders of the notes can obtain copies of the Offer Documents and related materials from D.F. King & Co., Inc., the Information Agent, at (800) 949-2583 (toll free) or (212) 269-5550 (collect). Citigroup Global Markets Inc. ("Citigroup") is acting as Dealer Manager. Questions regarding the solicitation can be addressed to Citigroup at (800) 558-3745 (toll free) or (212) 723-6106 (collect). Holders of the 12% Senior Secured Notes may obtain a hypothetical quote of the consideration to be paid by calling either the Dealer Manager or the Information Agent. In addition, promptly following the final calculation of the consideration for the 12% Senior Secured Notes, the Company will publicly announce, by press release, the pricing information.

The new unsecured debt has not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements under the Securities Act.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities mentioned in this press release in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

None of Revlon, RCPC, Citigroup or the Information Agent makes any recommendations as to whether or not holders should tender their notes pursuant to the tender offers or consent to the proposed amendments to the 12% Senior Secured Notes and the related indenture, and no one has been authorized by any of them to make such recommendations. Holders must make their own decisions as to whether to consent to the proposed amendments to the notes and the related indenture and to tender notes, and, if so, the principal amount of notes to tender.


CONTACTS:
INVESTOR RELATIONS:                          MEDIA CONTACT:
MARIA A. SCEPPAGUERCIO                       CATHERINE FISHER
(212) 527-5230                               (212) 527-5727




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                           FORWARD LOOKING STATEMENTS

Statements in this press release which are not historical facts, including statements about the Company's plans, strategies, beliefs and expectations, are forward-looking and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date they are made, and, except for the Company's ongoing obligations under U.S. federal securities laws, the Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Such forward-looking statements include, without limitation, the Company's expectations and estimates about future events and the Company's estimates regarding the consummation of the refinancing transactions, including the tender offers and consent solicitation, entering into the new credit facility and issuing new senior unsecured debt, and the amounts and timing thereof. Actual results may differ materially from such forward-looking statements for a number of reasons, including those set forth in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC (which may be viewed on the SEC's website at http://www.sec.gov or on the Company's website at http://www.revloninc.com), as well as reasons including difficulties, delays, unexpected costs, the inability of RCPC to consummate the refinancing transactions, including completing the tender offers and consent solicitation, entering into the new credit facility and issuing new senior unsecured debt, or changes in the amount or timing thereof. Factors other than those listed above could also cause the Company's results to differ materially from expected results.